EXHIBIT 99.1

Behringer Harvard Acquires Fee Title to Luxury
Multifamily Community in Fort Myers, Florida

DALLAS, May 14, 2010 — Behringer Harvard announced today its acquisition of the fee title to The Palms of Monterrey, a 408-unit, resort-style multifamily community situated on a 28-acre site in Fort Myers, which is on Florida’s southwest coast in Lee County, approximately 100 miles south of Tampa.

Behringer Harvard originally invested in the senior mortgage debt on The Palms of Monterrey in October 2009 via a joint venture between Behringer Harvard Opportunity REIT II, Inc., which is a 90 percent partner, and a separate partnership formed by DeBartolo Development and Christian Tyler Properties, LLC, which is a 10 percent partner. The joint venture recently foreclosed on the senior mortgage debt and purchased The Palms of Monterrey at the foreclosure sale, thereby acquiring fee title to the property.

“The previous owners of The Palms of Monterrey envisioned it as a condominium community after their 2006 acquisition, but changing market conditions interfered and the units were never sold,” said Mr. Samuel A. Gillespie, Chief Operating Officer of Behringer Harvard Opportunity REIT II, Inc. “Following the recommitment to a rental strategy, The Palms of Monterrey has benefited from strong demand and is now 98 percent leased. We are pleased to have this attractive opportunity to now own a highly desirable and stabilized multifamily community.”

Constructed in 2001 at 15250 Sonoma Drive, the gated community consists of 17 three-story residential buildings, a clubhouse with a business center, a fitness center with a racquetball facility, a lighted tennis court, a playground, two heated pools and a poolside hot tub. Units feature one, two or three bedrooms and range in size from 1,008 to 1,496 square feet.

The Palms of Monterrey is less than a mile from HealthPark Medical Center, an employment center that includes a 270-bed acute care facility and the only comprehensive children’s health care center between Tampa and Miami. Residents also are only minutes from Fort Myers Beach and the Sanibel and Captiva islands, as well as many hospitality-industry employers.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $10 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 99 99 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers	Barbara Marler	Jason Mattox
Richards Partners	Behringer Harvard	Chief Administrative Officer
katie_myers@richards.com	bmarler@behringerharvard.com	Behringer Harvard
214.891.5842	469.341.2312	jmattox@behringerharvard.com
866.655.3600